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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement Form S-4 and the related Prospectus of Horizon Bancorp, Inc. And Subsidiaries for the registration of 1,818,000 shares of its common stock and to the incorporation by reference therein of our report dated February 12, 1996, with respect to the consolidated financial statement of Twentieth Bancorp, Inc. and Subsidiary incorporated by reference in its Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                        /s/ Diamond, Leftwich, Goheen & Dunn
                                        ----------------------------------------

Huntington, West Virginia

June 10, 1996